                                                                      EXHIBIT 11



                                                                   Computation of Earnings
                                                                       per Common Share
                                                -------------------------------------------------------------
                                                            (in thousands, except per share data)

                                                                 Year Ended December 31, 1996
                                                -------------------------------------------------------------

                                                Net Loss                Shares              Per Share Amount
                                                --------               ---------            ----------------

BASIC EPS
Net income (loss) available to
        common shareholders                     $(2,487)                5,133                   $(0.48)
                                                                                                -------
EFFECT OF DILUTIVE SHARES
Stock options                                      -                      -
                                                --------               ------

DILUTIVE EPS(1)
Net income (loss) available to
        common shareholders                     $(2,487)                5,133                   $(0.48)
                                                --------               ------                   -------



                                                                 Year Ended December 31, 1997
                                                ------------------------------------------------------------

                                                Net Loss                Shares              Per Share Amount
                                                --------               ---------            ----------------

BASIC EPS
Net income (loss) available to
        common shareholders                     $(7,863)                4,366                   $(1.80)
                                                                                                -------
EFFECT OF DILUTIVE SHARES
Stock options                                      -                      -
                                                --------               ------

DILUTIVE EPS(1)
Net income (loss) available to
        common shareholders                     $(7,863)                4,366                   $(1.80)
                                                --------               ------                   -------


                                                                 Year Ended December 31, 1998
                                                ------------------------------------------------------------

                                                Net Loss                Shares              Per Share Amount
                                                --------               ---------            ----------------

BASIC EPS
Net income (loss) available to
        common shareholders                     $(13,115)               4,494                   $(2.92)
                                                                                                -------
EFFECT OF DILUTIVE SHARES
Stock options                                      -                      -
Warrants                                           -                      -
                                                ---------              ------

DILUTIVE EPS(1)(2)
Net income (loss) available to
        common shareholders                     $(13,115)               4,494                   $(2.92)
                                                ---------              ------                   -------


                                                                   Computation of Earnings
                                                                       per Common Share
                                                -------------------------------------------------------------
                                                            (in thousands, except per share data)

                                                                Three Months Ended March 31, 1998
                                                -------------------------------------------------------------

                                                Net Loss                Shares              Per Share Amount
                                                --------               ---------            ----------------

BASIC EPS
Net income (loss) available to
        common shareholders                     $(3,314)                4,371                   $(0.76)
                                                                                                -------
EFFECT OF DILUTIVE SHARES
Stock options                                      -                      -                        -
                                                --------               ------                   -------

DILUTIVE EPS(1)
Net income (loss) available to
        common shareholders                     $(3,314)                4,371                   $(0.76)
                                                ========               ======                   =======



                                                                Three Months Ended March 31, 1999
                                                ------------------------------------------------------------

                                                Net Loss                Shares              Per Share Amount
                                                --------               ---------            ----------------

BASIC EPS
Net income (loss) available to
        common shareholders                     $(4,914)                4,928                   $(1.00)
                                                                                                -------
EFFECT OF DILUTIVE SHARES
Stock options                                      -                      -                        -
Warrants                                           -                      -                        -
                                                --------               ------                   -------

DILUTIVE EPS (1)(2)
Net income (loss) available to
        common shareholders                     $(4,914)                4,928                   $(1.00)
                                                ========               ======                   =======


Notes:

        1.      Options to purchase approximately 775,000, 1.288 million,
                1.484 million and 1.376 million shares of common stock were outstanding during 1996, 1997, 1998 and 1999, respectively, but were not included in the computation of diluted earnings per share because the effect would have been antidilutive.


        2. Warrants to purchase 40,568 and 567,889 shares of common stock were outstanding during 1998 and 1999, respectively, but were not included in the computation of diluted earnings per share because the effect would have been antidilutive.